Exhibit 99.1


     BancFirst Corporation Reports Record Earnings for the Third Quarter

    OKLAHOMA CITY, Oct. 21 /PRNewswire-FirstCall/ -- BancFirst Corporation (Nasdaq: BANF) today reported quarterly net income of $9.3 million or $1.17 diluted earnings per share for the quarter ended September 30, 2004. Boosted by stronger net interest income and increased noninterest income, the quarter's net earnings were 26.0% higher than the $7.4 million, or $0.93 diluted earnings per share reported for the third quarter of 2003. Net income for the first nine months of 2004 was $26.1 million, or $3.27 diluted earnings per share versus $24.1 million, or $3.02 diluted earnings per share for the same period in 2003, an 8.6% increase.

     (Logo:  http://www.newscom.com/cgi-bin/prnh/20040818/BANFLOGO )

    For the quarter ended September 30, 2004, net interest income was $29.8 million, a 10.5% increase over the $27.0 million reported for the third quarter of 2003. Higher net interest income resulted from both rising interest rate levels and increased loan volume. Noninterest income for the third quarter was $12.5 million compared to $11.5 million a year ago. The 8.6% increase was due primarily to growth in service charge income and fees from electronic banking products, including cash management and lockbox services. Noninterest expenses totaled $27.2 million, virtually unchanged from the same period in 2003.

    The Company's total assets at September 30, 2004 were $3.04 billion, up $216.7 million over September 30, 2003 driven largely by deposit growth of $179.3 million during the period. At September 30, 2004, loans totaled $2.04 billion, an increase of $235.0 million over a year ago. During the third quarter of 2004, loans grew $72.1 million. The provision for loan losses was $879,000, an increase of $355,000 over the same period in 2003. Asset quality remained strong as the quarter's loan provision was primarily the result of loan growth during the quarter. Stockholders' equity reached $270.5 million at September 30, 2004.

    BancFirst also announced that on October 8, 2004, it had acquired Wilcox & Jones, an independent insurance agency headquartered in Tulsa, Oklahoma. The agency was started in 1975 by Tom G. Wilcox and Dennis M. Jones, who will continue as executive management of the company. Wilcox & Jones represents many of the top insurance companies in the nation, specializing in commercial property and casualty insurance.

    BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 84 banking locations serving 43 communities throughout Oklahoma.

    This press release may include forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.


                            BancFirst Corporation
                        Summary Financial Information
          (Dollars in thousands, except per share data - Unaudited)

                                                     2004
                                                                       Year-
                                  Q1        Q2        Q3      Q4      To-Date
     Income Statement Data:
     Net interest income       $27,920   $28,331   $29,840            $86,091
     Provision for loan
      losses                       720       201       879              1,800
     Securities transactions       ---      (148)        2               (146)
     Total noninterest
      income                    11,702    12,742    12,453             36,896
     Salaries and employee
      benefits                  15,805    15,757    15,875             47,437
     Total noninterest
      expense                   26,191    27,557    27,234             80,982
     Net income                  8,191     8,638     9,313             26,141
     Per Common Share Data:
     Net income-basic             1.05      1.10      1.19               3.34
     Net income-diluted           1.03      1.08      1.17               3.27
     Cash dividends declared      0.25      0.25      0.28               0.78
     Common shares
      outstanding            7,830,040 7,825,923 7,830,008          7,830,008
     Average common shares
      outstanding -
       Basic                 7,825,530 7,834,040 7,827,370          7,828,974
       Diluted               7,977,779 7,979,029 7,987,737          7,986,141
     Performance Ratios:
     Return on average
      assets                     1.10%     1.13%     1.22%              1.15%
     Return on average
      equity                     12.19     13.21     13.92              13.10
     Net interest margin          4.20      4.12      4.34               4.22
     Efficiency ratio            66.10     67.09     64.39              65.85

                                                     2003
                                                                        Year-
                                  Q1        Q2        Q3        Q4     To-Date
     Income Statement Data:
     Net interest income       $26,740   $27,037   $27,006   $28,334  $109,117
     Provision for loan losses     783     1,062       524     1,354     3,722
     Securities transactions       616     2,462       ---       204     3,283
     Total noninterest income   11,779    13,976    11,464    11,601    48,820
     Salaries and employee
      benefits                  14,015    14,366    14,552    14,393    57,326
     Total noninterest expense  24,588    27,363    27,028    26,401   105,382
     Net income                  8,598     8,072     7,391     7,821    31,882
     Per Common Share Data:
     Net income-basic             1.09      1.04      0.95      1.00      4.07
     Net income-diluted           1.07      1.02      0.93      0.98      4.00
     Cash dividends declared      0.22      0.22      0.25      0.25      0.94
     Common shares
      outstanding            7,808,281 7,803,239 7,815,364 7,822,637 7,822,637
     Average common shares
      outstanding -
       Basic                 7,916,890 7,796,999 7,809,366 7,820,450 7,835,589
       Diluted               8,026,820 7,935,549 7,956,424 7,976,872 7,972,875
     Performance Ratios:
     Return on average
      assets                     1.25%     1.13%     1.04%     1.07%     1.12%
     Return on average
      equity                     13.92     13.12     11.73     12.21     12.74
     Net interest margin          4.32      4.21      4.22      4.32      4.27
     Efficiency ratio            63.83     66.72     70.26     67.70     66.72


                              BancFirst Corporation
                          Summary Financial Information
            (Dollars in thousands, except per share data - Unaudited)

                                                   2004
                                 Q1           Q2           Q3            Q4
     Balance Sheet Data:
     Total assets           $3,051,815   $3,034,783   $3,036,738
     Total loans             1,940,883    1,963,888    2,036,025
     Allowance for loan
      losses                   (26,403)     (25,921)     (25,568)
     Securities                581,059      570,423      558,465
     Deposits                2,673,020    2,668,466    2,664,769
     Stockholders' equity      263,563      260,960      270,528
     Book value per common
      share                      33.66        33.35        34.55
     Tangible book value
      per common share           29.52        29.22        30.49
     Balance Sheet Ratios:
     Average loans to deposits  74.06%       72.23%       75.29%
     Average earning assets
      to total assets            90.59        91.32        91.21
     Average stockholders'
      equity to average assets    9.05         8.59         8.78
     Asset Quality Data:
     Past due loans             $2,266       $2,398       $1,699
     Nonaccrual loans           13,663        8,368        8,399
     Restructured loans            428          433          378
     Total nonperforming
      and restructured loans    16,357       11,199       10,476
     Other real estate owned
      and repossessed assets     3,796        3,675        3,167
     Total nonperforming and
      restructured assets       20,153       14,874       13,643
     Asset Quality Ratios:
     Nonperforming and
      restructured loans to
      total loans                0.84%        0.57%        0.51%
     Nonperforming and
      restructured assets to
      total assets                0.66         0.49         0.45
     Allowance to total loans     1.36         1.32         1.26
     Allowance to nonperforming
      and restructured loans    161.42       231.46       244.06

                                                   2003
                                 Q1           Q2           Q3           Q4
     Balance Sheet Data:
     Total assets           $2,838,292   $2,848,332   $2,820,045   $2,921,369
     Total loans             1,819,602    1,797,364    1,801,010    1,947,223
     Allowance for loan
      losses                    24,694       25,004       24,890       26,148
     Securities                545,991      530,644      525,520      564,735
     Deposits                2,477,755    2,502,304    2,485,459    2,585,690
     Stockholders' equity      242,574      249,314      250,932      255,372
     Book value per common
      share                      31.07        31.95        32.11        32.64
     Tangible book value
      per common share           28.31        29.21        29.38        28.51
     Balance Sheet Ratios:
     Average loans to
      deposits                  75.12%       72.29%       72.60%       73.37%
     Average earning assets
      to total assets            91.13        91.43        91.21        91.19
     Average stockholders'
      equity to average
      assets                      8.96         8.65         8.87         8.78
     Asset Quality Data:
     Past due loans             $2,469       $1,521       $1,880       $2,674
     Nonaccrual loans           14,412       13,756       13,757       13,381
     Restructured loans            640          503          480          415
     Total nonperforming and
      restructured loans        17,521       15,780       16,117       16,470
     Other real estate owned
      and repossessed assets     3,254        2,934        2,696        3,939
     Total nonperforming and
      restructured assets       20,775       18,714       18,813       20,409
     Asset Quality Ratios:
     Nonperforming and
      restructured loans to
      total loans                0.96%        0.88%        0.89%        0.85%
     Nonperforming and
      restructured assets to
      total assets                0.73         0.66         0.67         0.70
     Allowance to total loans     1.36         1.39         1.38         1.34
     Allowance to nonperforming
      and restructured loans    140.94       158.45       154.43       158.76


                            BancFirst Corporation
                     Consolidated Average Balance Sheets
                         And Interest Margin Analysis
                           Taxable Equivalent Basis
                      (Dollars in thousands - Unaudited)

                          Three Months Ended            Nine Months Ended
                          September 30, 2004            September 30, 2004
                                Interest Average             Interest  Average
                       Average   Income/  Yield/    Average   Income/   Yield/
                       Balance   Expense   Rate     Balance   Expense    Rate
    ASSETS
    Earning assets:
     Loans           $1,999,693  $30,384   6.04%  $1,959,779  $87,977    6.00%
     Securities
      - taxable         529,666    5,366   4.03      532,399   15,661    3.93

     Securities
      - tax exempt       35,051      545   6.18       36,170    1,712    6.32

     Federal funds
      sold              201,022      710   1.40      227,006    1,912    1.12

      Total earning
       assets         2,765,432   37,005   5.32    2,755,354  107,262    5.20


    Nonearning assets:
     Cash and due
      from banks        122,805                      124,763
     Interest
      receivable and
      other assets      169,405                      172,370
     Allowance for
      loan losses       (25,851)                     (26,055)
      Total nonearning
       assets           266,359                      271,078
      Total assets   $3,031,791                   $3,026,432

    LIABILITIES AND
    STOCKHOLDERS' EQUITY
    Interest-bearing
     liabilities:
     Transaction
      deposits          $425,729   $ 306   0.29%    $431,913    $ 923    0.29%
     Savings deposits    750,742   2,070   1.10      752,730    6,033    1.07

     Time deposits       699,633   3,140   1.79      725,284    9,579    1.76

     Short-term
      borrowings          28,549      88   1.23       27,385      213    1.04

     Long-term borrowings  8,203     130   6.29        9,069      428    6.30

     Junior subordinated
      debentures          51,804   1,103   8.47       46,005    3,007    8.73
      Total interest-
       bearing
       liabilities     1,964,660   6,837   1.38    1,992,386   20,183    1.35

    Interest-free funds:
     Noninterest bearing
      deposits           779,736                     743,600
     Interest payable
      and other
      liabilities         21,170                      23,959
     Stockholders'
      equity             266,225                     266,487
      Total interest
       free-funds      1,067,131                   1,034,046
      Total liabilities
       and stockholders'
       equity         $3,031,791                  $3,026,432
    Net interest income          $30,168                      $87,079
    Net interest spread                    3.94%                         3.85%
    Net interest margin                    4.34%                         4.22%

 SOURCE  BancFirst
    -0-                             10/21/2004
    /CONTACT: Joe T. Shockley, Chief Financial Officer, +1-405-270-1003, or David Rainbolt, Chief Executive Officer, +1-405-270-1002, both of BancFirst/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20040818/BANFLOGO
             PRN Photo Desk, photodesk@prnewswire.com /
    (BANF)

CO:  BancFirst Corporation
ST:  Oklahoma
IN:  FIN
SU:  ERN